    As filed with the Securities and Exchange Commission on December 20, 2001

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------

                          INFONET SERVICES CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                   95-4148675
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                  Identification Number)


                    ---------------------------------------

                             2160 East Grand Avenue
                        El Segundo, California 90245-1022
           (Address of Principal Executive Offices including Zip Code)

                    ---------------------------------------
                             2000 OMNIBUS STOCK PLAN

                            (Full Title of the Plan)

                    ---------------------------------------

       Paul A. Galleberg, Esq.                           Copy to:
Senior Vice President, General Counsel           Regina M. Schlatter, Esq.
            and Secretary                        William J. Cernius, Esq.
     INFONET SERVICES CORPORATION                    LATHAM & WATKINS

        2160 East Grand Avenue            650 Town Center Drive, Twentieth Floor
  El Segundo, California 90245-1022            Costa Mesa, California 92626

            (310) 335-2600                            (714) 540-1235

                    ---------------------------------------

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)


                    ---------------------------------------

--------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                               Proposed         Proposed
                              Amount           Maximum           Maximum
                              to be         Offering Price      Aggregate        Amount of
                          Registered (1)    Per Share (2)       Offering        Registration
                               (3)                              Price (2)           Fee
--------------------------------------------------------------------------------------------
Class B Common Stock        4,000,000           $2.09          $8,350,132          $1,996
--------------------------------------------------------------------------------------------

(1) The Infonet Services Corporation 2000 Omnibus Stock Plan (the "Plan") authorizes the issuance of 10,000,000 shares of Class B Common Stock, par value $0.01 per share, of Infonet Services Corporation (the "Company") (the "Class B Common Stock"), of which 4,000,000 shares are being registered hereunder and 6,000,000 of which have been previously registered.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and represents the weighted average of (a) $2.04, the per share weighted average exercise price of previously granted options exercisable for 1,267,543 shares of the Class B Common Stock and
     (b) $2.04, the average of the high and low sales price of the Class B Common Stock, as reported on The New York Stock Exchange on December 18, 2001 as to 2,732,457 shares available for future grants under the Plan.

(3) In the event of a stock split, stock dividend, or similar transaction involving the Company's Class B Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

================================================================================

Proposed sale to take place as soon after the effective date of the Registration
                Statement as outstanding options are exercised.
                                 Total Pages 7
                            Exhibit Index on Page 5

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities
-------------------------------------

     The Plan authorizes the issuance of 10,000,000 shares of Class B Common Stock. By a Registration Statement on Form S-8 filed with the Commission on September 25, 2000, Registration No. 333-46554, the Company initially registered 6,000,000 shares of Class B Common Stock of the Company issuable under the Plan. Under this Registration Statement, the Company is registering an additional 4,000,000 shares of Class B Common Stock issuable under the Plan. The contents of the prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

     The financial statements and related financial statement schedules of Infonet Services Corporation appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended March 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 8.  Exhibits
         --------

     See Index to Exhibits on page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 20, 2001.

               INFONET SERVICES CORPORATION

               By:  /s/ Jose A. Collazo
                    ------------------------------------------------------------
                    Jose A. Collazo, Chairman of the Board and President




               By:  /s/ Akbar H. Firdosy
                    ------------------------------------------------------------
                    Akbar H. Firdosy, Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints Jose A. Collazo, Paul A. Galleberg and Akbar H. Firdosy as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of November 20, 2001.

       Signature                                    Title
       ---------                                    -----

/s/ Jose A. Collazo            Chairman of the Board and President (Principal
-----------------------        Executive Officer)
Jose A. Collazo

/s/ Akbar H. Firdosy           Vice President and Chief Financial Officer
-----------------------        (Principal Financial Officer)
Akbar H. Firdosy

/s/ Douglas C. Campbell        Director
-----------------------
Douglas C. Campbell

/s/ Eric M. de Jong            Director
-----------------------
Eric M. de Jong

/s/ Morgan Ekberg              Director
-----------------------
Morgan Ekberg

/s/ Timothy P. Hartman         Director
-----------------------
Timothy P. Hartman

/s/ Heinz Karrer               Director
-----------------------
Heinz Karrer

                               Director
-----------------------
Makoto Arai

/s/ Matthew O'Rourke           Director
-----------------------
Matthew O'Rourke

/s/ Jose Manuel Santero        Director
-----------------------
Jose Manuel Santero

                                INDEX TO EXHIBITS


EXHIBIT                                                                                PAGE
-------                                                                                ----
4.1       Restated Certificate of Incorporation.                                     Note (1)

4.2       Amended and Restated Bylaws                                                Note (1)

5.1       Opinion of Latham & Watkins.                                                   6

23.1      Consent of Latham & Watkins (included in Exhibit 5.1).                         6

23.2      Consent of Deloitte & Touche LLP                                               7

24        Power of Attorney (included in the signature page to this Registration         4
          Statement).

-----------------------
(1) Incorporated by reference in the Company's Registration Statement on Form S-1 (No. 333-88799).